                                                                    EXHIBIT 4(a)


                          ==============================

                              NCL CORPORATION LTD.

                                       AND

                              JPMORGAN CHASE BANK,

                                   AS TRUSTEE

                          10-5/8% Senior Notes due 2014

                                ===============

                                    INDENTURE

                            Dated as of July 15, 2004

                                ===============

                          ==============================

                       TABLE OF CONTENTS

                                                                                                             PAGE
                           ARTICLE I

Definitions and Incorporation by Reference............................................................          1

SECTION 1.1. Definitions..............................................................................          1
SECTION 1.2. Other Definitions........................................................................         35
SECTION 1.3. Incorporation by Reference of Trust Indenture Act........................................         37
SECTION 1.4. Rules of Construction....................................................................         37

                          ARTICLE II

The Securities........................................................................................         38

SECTION 2.1. Form, Dating and Terms...................................................................         38
SECTION 2.2. Execution and Authentication.............................................................         44
SECTION 2.3. Registrar and Paying Agent...............................................................         46
SECTION 2.4. Paying Agent to Hold Money in Trust......................................................         46
SECTION 2.5. Securityholder Lists.....................................................................         46
SECTION 2.6. Transfer and Exchange....................................................................         47
SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Securities..........................................         50
SECTION 2.8. Outstanding Securities...................................................................         50
SECTION 2.9. Temporary Securities.....................................................................         51
SECTION 2.10. Cancellation............................................................................         51
SECTION 2.11. Payment of Interest; Defaulted Interest.................................................         52
SECTION 2.12. Computation of Interest.................................................................         53
SECTION 2.13. CUSIP Numbers...........................................................................         53

                          ARTICLE III

Covenants.............................................................................................         53

SECTION 3.1. Payment of Securities; Payment of Additional Amounts.....................................         53
SECTION 3.2. SEC Reports..............................................................................         55
SECTION 3.3. Limitation on Indebtedness...............................................................         56
SECTION 3.4. Limitation on Restricted Payments........................................................         62
SECTION 3.5. Limitation on Liens......................................................................         67
SECTION 3.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries.................         67
SECTION 3.7. Limitation on Sales of Assets and Subsidiary Stock.......................................         70
SECTION 3.8. Limitation on Affiliate Transactions.....................................................         74
SECTION 3.9. Change of Control........................................................................         75
SECTION 3.10. Limitation on Sale of Capital Stock of Restricted Subsidiaries..........................         77
SECTION 3.11. Limitation on Sale/Leaseback Transactions...............................................         77
SECTION 3.12. Maintenance of Properties and Insurance.................................................         78
SECTION 3.13. Limitation on Lines of Business.........................................................         78

SECTION 3.14. Maintenance of Office or Agency.........................................................         78
SECTION 3.15. Corporate Existence.....................................................................         79
SECTION 3.16. Payment of Taxes and Other Claims.......................................................         79
SECTION 3.17. Payments for Consent....................................................................         79
SECTION 3.18. Compliance Certificate..................................................................         80
SECTION 3.19. Further Instruments and Acts............................................................         80
SECTION 3.20. Statement by Officers as to Default.....................................................         80

                          ARTICLE IV

Successor Person......................................................................................         80

SECTION 4.1. Merger and Consolidation.................................................................         80
SECTION 4.2. Reflagging of Vessels....................................................................         81

                           ARTICLE V

Redemption of Securities..............................................................................         81

SECTION 5.1. Optional Redemption; Optional Tax Redemption.............................................         81
SECTION 5.2. Applicability of Article.................................................................         83
SECTION 5.3. Election to Redeem; Notice to Trustee....................................................         83
SECTION 5.4. Selection by Trustee of Securities to Be Redeemed........................................         83
SECTION 5.5. Notice of Redemption.....................................................................         83
SECTION 5.6. Deposit of Redemption Price..............................................................         85
SECTION 5.7. Securities Payable on Redemption Date....................................................         85
SECTION 5.8. Securities Redeemed in Part..............................................................         85

                          ARTICLE VI

Defaults and Remedies.................................................................................         85

SECTION 6.1. Events of Default........................................................................         85
SECTION 6.2. Acceleration.............................................................................         88
SECTION 6.3. Other Remedies...........................................................................         89
SECTION 6.4. Waiver of Past Defaults..................................................................         89
SECTION 6.5. Control by Majority......................................................................         89
SECTION 6.6. Limitation on Suits......................................................................         89
SECTION 6.7. Rights of Holders to Receive Payment.....................................................         90
SECTION 6.8. Collection Suit by Trustee...............................................................         90
SECTION 6.9. Trustee May File Proofs of Claim.........................................................         90
SECTION 6.10. Priorities..............................................................................         90
SECTION 6.11. Undertaking for Costs...................................................................         91

                          ARTICLE VII

Trustee...............................................................................................         91

SECTION 7.1. Duties of Trustee........................................................................         91
SECTION 7.2. Rights of Trustee........................................................................         92

SECTION 7.3. Individual Rights of Trustee.............................................................         93
SECTION 7.4. Trustee's Disclaimer.....................................................................         93
SECTION 7.5. Notice of Defaults.......................................................................         93
SECTION 7.6. Reports by Trustee to Holders............................................................         94
SECTION 7.7. Compensation and Indemnity...............................................................         94
SECTION 7.8. Replacement of Trustee...................................................................         95
SECTION 7.9. Successor Trustee by Merger..............................................................         96
SECTION 7.10. Eligibility; Disqualification...........................................................         96
SECTION 7.11. Preferential Collection of Claims Against Company.......................................         96

                         ARTICLE VIII

Discharge of Indenture; Defeasance....................................................................         96

SECTION 8.1. Discharge of Liability on Securities; Defeasance.........................................         96
SECTION 8.2. Conditions to Defeasance.................................................................         97
SECTION 8.3. Application of Trust Money...............................................................         99
SECTION 8.4. Repayment to Company.....................................................................         99
SECTION 8.5. Indemnity for U.S. Government Obligations................................................         99
SECTION 8.6. Reinstatement............................................................................         99

                          ARTICLE IX

Amendments............................................................................................        100

SECTION 9.1. Without Consent of Holders...............................................................        100
SECTION 9.2. With Consent of Holders..................................................................        101
SECTION 9.3. Compliance with Trust Indenture Act......................................................        102
SECTION 9.4. Revocation and Effect of Consents and Waivers............................................        102
SECTION 9.5. Notation on or Exchange of Securities....................................................        102
SECTION 9.6. Trustee To Sign Amendments...............................................................        102

                           ARTICLE X

Miscellaneous.........................................................................................        103

SECTION 10.1. Trust Indenture Act Controls............................................................        103
SECTION 10.2. Notices.................................................................................        103
SECTION 10.3. Communication by Holders with other Holders.............................................        104
SECTION 10.4. Certificate and Opinion as to Conditions Precedent......................................        104
SECTION 10.5. Statements Required in Certificate or Opinion...........................................        104
SECTION 10.6. When Securities Disregarded.............................................................        104
SECTION 10.7. Rules by Trustee, Paying Agent and Registrar............................................        105
SECTION 10.8. Legal Holidays..........................................................................        105
SECTION 10.9. Governing Law...........................................................................        105
SECTION 10.10. No Recourse Against Others.............................................................        105
SECTION 10.11. Successors.............................................................................        105
SECTION 10.12. Multiple Originals.....................................................................        105
SECTION 10.13. Qualification of Indenture.............................................................        105
SECTION 10.14. Table of Contents; Headings............................................................        105

EXHIBIT A         Form of the Unregistered Note
EXHIBIT B         Form of the Registered Note
EXHIBIT C         Form of Certificate to be Delivered in Connection with
                  Transfers to Institutional Accredited Investors
EXHIBIT D         Form of Certificate to be Delivered in Connection with
                  Transfers Pursuant to Regulation S

                              CROSS-REFERENCE TABLE

TIA                                                                                                    Indenture
Section                                                                                                 Section
310(a)(1)  `                   .............................................................         7.10
   (a)(2)                      .............................................................         7.10
   (a)(3)                      .............................................................         N.A.
   (a)(4)                      .............................................................         N.A.
   (b)                         .............................................................         7.8; 7.10
   (c)                         .............................................................         N.A.
311(a)                         .............................................................         7.11
   (b)                         .............................................................         7.11
   (c)                         .............................................................         N.A.
312(a)                         .............................................................         2.5
   (b)                         .............................................................        13.3
   (c)                         .............................................................        13.3
313(a)                         .............................................................         7.6
   (b)(1)                      .............................................................         N.A.
   (b)(2)                      .............................................................         7.6
   (c)                         .............................................................         7.6
   (d)                         .............................................................         7.6
314(a)                         .............................................................         3.2; 3.19; 13.2
   (b)                         .............................................................         N.A.
   (c)(1)                      .............................................................        13.4
   (c)(2)                      .............................................................        13.4
   (c)(3)                      .............................................................         N.A.
   (d)                         .............................................................         N.A.
   (e)                         .............................................................        13.5
315(a)                         .............................................................         7.1
   (b)                         .............................................................         7.5; 13.2
   (c)                         .............................................................         7.1
   (d)                         .............................................................         7.1
   (e)                         .............................................................         6.11
316(a)(last sentence)          .............................................................        13.6
   (a)(1)(A)                   .............................................................         6.5
   (a)(1)(B)                   .............................................................         6.4
   (a)(2)                      .............................................................         N.A.
   (b)                         .............................................................         6.7
317(a)(1)                      .............................................................         6.8
   (a)(2)                      .............................................................         6.9
   (b)                         .............................................................         2.4
318(a)                         .............................................................        13.1

         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                  INDENTURE dated as of July 15, 2004, between NCL CORPORATION LTD., a Bermuda corporation (the "Company") and JPMORGAN CHASE BANK, a New York banking corporation, as Trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 10-5/8% Senior Notes due 2014, issued on the date hereof (the "Initial Securities"), (ii) if and when issued, an unlimited principal amount of additional 10-5/8% Senior Notes due 2014 in a non-registered offering or 10-5/8% Senior Notes due 2014 in a registered offering of the Company that may be offered from time to time subsequent to the Issue Date (the "Additional Securities") and (iii) if and when issued, the Company's 10-5/8% Senior Notes due 2014 that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement (as hereinafter defined the "Exchange Securities," and together with the Initial Securities and Additional Securities, the "Securities").

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.1. Definitions.

                  "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of Vessels or other assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of Vessels or other assets.

                  "Additional Assets" means:

                  (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business, including, without limitation, a hull under construction or rights under a Vessel Construction Contract, any installment payment under a Vessel Construction Contract, and any repairs, improvements, additions, enhancements, drydocking or capital improvement of any Vessel;

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

                  (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that the beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

                  "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease or charter accounted for as an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (i) shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares) and (ii) property (including Vessels) or other assets, other than Capital Stock (except as prohibited by clause (i) above), (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

                  Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

                  (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary;

                  (2) the sale of Cash Equivalents in the ordinary course of business;

                  (3) a disposition of inventory in the ordinary course of business;

                  (4) a disposition of obsolete or worn out assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that are disposed of in the ordinary course of business;

                  (5)      transactions permitted under Section 4.1;

                  (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                  (7) for purposes of Section 3.7 only, the making of a Permitted Investment or a disposition subject to
                           Section 3.4;

                  (8)      an Asset Swap effected in compliance with Section
                           3.7;

                  (9) dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value of less than $5.0 million;

                  (10)     dispositions in connection with Permitted Liens;

                  (11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

                  (12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

                  (13)     foreclosure on assets.

                 "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 3.7.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States or the European Union (provided that the full faith and credit of the United States or the European Union is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

                  (6) interests in any investment company or money market fund which invests primarily in instruments of the type specified in clauses (1) through (5) above.

                  "Change of Control" means:

                  (1) (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent entity); and
                           (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange
                           Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 40% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

                  (2) the first day on which a majority of the members of the Board of Directors (but not committees thereof) of the Company or Holdings are not Continuing Directors; or

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or Holdings and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

                  (4) the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings (other than, in the case of the adoption of a plan or proposal involving the transfer of all or substantially all the assets of Holdings and its Subsidiaries, if the Successor Person is a Permitted Holder).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense of such Person for such four fiscal quarters, provided, however, that:

                  (1) if such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company):

                           (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Person for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or
                                    (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                           (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such Person for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                  (2) if since the beginning of such period such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

                           (a) the Consolidated EBITDA for such Person for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                           (b) Consolidated Interest Expense for such Person for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) repaid, repurchased, defeased or otherwise discharged with respect to such Person and its continuing Subsidiaries (Restricted Subsidiaries, in the case of the Company) in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary (Restricted Subsidiary, in the case of the Company) is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary (Restricted Subsidiary, in the case of the Company) to the extent such Person and its continuing Subsidiaries (Restricted Subsidiaries, in the case of the Company) are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period or in connection with the transaction for which the Consolidated Coverage Ratio is being determined, such

                           Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) (by merger or otherwise) will have made one or more Investments in any Subsidiary (Restricted Subsidiary, in the case of the Company) (or any Person which becomes a Subsidiary (Restricted Subsidiary, in the case of the Company) or is merged with or into such Person) or one or more acquisitions of assets or, in the case of one or more Vessels, the construction thereof or conversion of an existing Vessel, including any acquisition or construction of assets, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business (or for purposes of this subsection, any Vessel), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect to all such Investments, acquisitions, constructions or conversions (including the Incurrence of any Indebtedness related thereto) as if such Investments, acquisitions, constructions or conversions had occurred on the first day of such period; and

                  (4) if since the beginning of such period or in connection with the transaction for which the Consolidated Coverage Ratio is being determined, any Person (that subsequently became a Subsidiary (Restricted Subsidiary, in the case of the Company) or was merged with or into such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition, Investment or acquisition, construction or conversion of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by such Person or a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition, construction or conversion of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). For purposes of this definition, whenever pro forma effect is to be given to an acquisition, construction or conversion of a Vessel or the Capital Stock of a vessel-owning company or the financing thereof and the related Indebtedness Incurred to finance such acquisition, construction or conversion, such Person may:

         (a) (i) if the relevant Vessel is to be subject to a bareboat or time charter with a remaining term longer than six months, apply pro forma earnings (losses) for such period for such Vessel based upon such charter, or (ii) if such Vessel is not to be subject to a bareboat or time charter, is under bareboat or time charter that is due to expire within six months or less (whether or not any such charter is in place for such Vessel), then in each case apply earnings (losses) for such period for such Vessel, assuming that it was in operation throughout such period, based upon the average of the historical earnings of comparable Vessels in such Person's fleet (as determined in good faith by its Board of Directors) during such period or if there is no such comparable Vessel, then based upon industry average earnings for comparable Vessels (as determined in good faith by its Board of Directors); and

         (b) determine the Consolidated Interest Expense for such Indebtedness assuming that the full amount of such Indebtedness (as determined in good faith by such Person's Board of Directors) is outstanding during such period.

Pro forma effect may be given in accordance with the foregoing to the construction or conversion of a Vessel (and the related Indebtedness Incurred in connection therewith) which commenced prior to the beginning of the period for which the Consolidated Coverage Ratio is being calculated, but has not been completed by the end of such period. In the event that the construction or conversion of a Vessel is completed during a period for which the Consolidated Coverage Ratio is being calculated, historical earnings (losses) and interest expense related to such Vessel shall be included for the portion of such period during which such Vessel is in operation and pro forma effect of the earnings (losses) and interest expense may be given in accordance with the foregoing for the portion of such period during which such Vessel was not yet in operation.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

                  "Consolidated EBITDA" for any Person for any period means, without duplication, the Consolidated Net Income of such Person for such period, plus the following for such Person for such period to the extent deducted in calculating such Consolidated Net Income:

                  (1)      Consolidated Interest Expense;

                  (2)      Consolidated Income Taxes;

                  (3)      consolidated depreciation expense;

                  (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles," Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," or Financial Accounting Standard No. 146 "Accounting for Costs Associated with Exit or Disposal Activities";

                  (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation (other than for drydocking expenses)).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or its Subsidiaries (Restricted Subsidiaries, in the case of the Company) or other payments required to be made by such Person or its Subsidiaries (Restricted Subsidiaries, in the case of the Company) by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

                  "Consolidated Interest Expense" means, for any Person for any period, the total interest expense of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company), whether paid or accrued, plus, to the extent not included in such interest expense:

                  (1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations which constitute Indebtedness under clause (4) of the definition of "Indebtedness";

                  (2)      amortization of debt discount and debt issuance cost;

                  (3)      non-cash interest expense;

                  (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) or secured by a Lien on assets of such Person or one of its Subsidiaries (Restricted Subsidiaries, in the case of the Company);

                  (6) costs associated with Hedging Obligations (other than under Fuel Hedging Agreements) (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

                  (7) the consolidated interest expense of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) that was capitalized during such period;

                  (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Subsidiaries (Restricted Subsidiaries, in the case of the Company) payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

                  (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness", the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses
(1) through (8) above) relating to any Indebtedness of such Person or any Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) described in the final paragraph of the definition of "Indebtedness."

For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which such Person or its Subsidiaries (Restricted Subsidiaries, in the case of the Company) may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

                  "Consolidated Net Income" means, for any Person for any period, the net income (loss) of such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Company) determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net
Income:

                  (1) any net income (loss) of any other Person if such other Person is not a Subsidiary (Restricted Subsidiary, in the case of the Company), except that:

                           (a) subject to the limitations contained in clauses (3), (4) and (5) below, such Person's equity in the net income of any other such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company) as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary (Restricted Subsidiary, in the case of the Company), to the limitations contained in clause (2) below); and

                           (b) such Person's equity in a net loss of any such other Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from such Person or a Subsidiary of such Person (Restricted Subsidiary, in the case of the Company);

                  (2) any net income (but not loss) of any Subsidiary (Restricted Subsidiary, the case of the Company) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary (Restricted Subsidiary, the case of the Company), directly or indirectly, to such Person, except that:

                           (a) subject to the limitations contained in clauses (3), (4), (5) and (6) below, such Person's equity in the net income of any such Subsidiary of such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to such Person or another Subsidiary of such Person as a dividend (subject, in the case of a dividend to another Subsidiary of such Person, to the limitation contained in this clause); and

                           (b) such Person's equity in a net loss of any such Subsidiary of such Person for such period will be included in determining such Consolidated Net Income;

                  (3) any gain (loss) realized upon the sale or other disposition of any property (including, without limitation, a Vessel), plant or equipment of such Person or its Subsidiaries (Restricted Subsidiaries, in the case of the Company) including pursuant to any Sale/Leaseback Transaction, which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any other Person;

                  (4) any net after-tax extraordinary gain or loss or gain or loss in connection with any casualty event related to a Vessel;

                  (5) any gains or losses on early extinguishment of indebtedness; and

                  (6) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Tangible Assets" of any Person means, as of any date of determination, the sum of the assets of such Person after eliminating intercompany items, determined on a consolidated basis in accordance with GAAP, including appropriate deductions for any minority interest in tangible assets of such Person's Subsidiaries, less (without duplication) (i) the net book value of all of its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Indebtedness discount and expenses, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves related to assets which in accordance with GAAP have been provided by such Person.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.

                  "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Secured Credit Facility and the Subsidiary Credit Agreements) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Subsidiary Credit Agreements or any other credit or other agreement or indenture) including to permit an increase in borrowings thereunder.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Securities" means certificated Securities.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Securities or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under Section 3.9 and Section 3.7 and such repurchase or redemption complies with Section 3.4.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Equity Offering" means a private placement to institutional investors or a public offering for cash by the Company or Holdings, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock made pursuant to a registration statement that has been declared effective by the Commission, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Existing Fleet" means the M/S Norwegian Dawn, M/S Norwegian Star, M/S Norwegian Sun, M/S Pride of Aloha, M/S Pride of America, M/S Norwegian Jewel, M/S Pride of Hawaii, in each case, as such Vessel may be renamed from time to time.

                  "Fuel Hedging Agreements" means any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements designed to protect against or manage exposure to fluctuations in fuel prices.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Fuel Hedging Agreement.

                  "Holdings" means Star Cruises Limited, a Bermuda exempted company with limited liability and its successors and assigns.

                  "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of (or, if less, the accreted value) and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of (or, if less, the accreted value) and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto and which would appear as a liability on the balance sheet of such Person prepared in accordance with GAAP;

                  (5)      Capitalized Lease Obligations of such Person;

                  (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person or, other than in the case of the Company and its Restricted Subsidiaries, a Lien on the Capital Stock of a Person other than a Restricted Subsidiary of the Company for which recourse is solely to such Capital Stock, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons so secured;

                  (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be "Indebtedness" provided that such money is held to secure the payment of such interest.

                  In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

                  (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

                  (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

                  (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

                           (a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

                           (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Appraiser" means a Person:

                  (1) engaged in the business of appraising vessels who is generally acceptable to institutional lenders to the cruise or shipping industry; and

                  (2) who (a) is independent of the parties to the transaction in question and their Affiliates and (b) is not connected with the Company, any of the Restricted Subsidiaries or any of such Affiliates as an officer, director, employee, promoter, underwriter, trustee, partner or person performing similar functions.

                  "Initial Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an
Investment:

                  (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

                  For purposes of Section 3.4:

                  (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

                  (2) property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Issue Date" means the date on which the Initial Securities are originally issued.

                  "Joint Venture" means a partnership or joint venture that is not a Restricted Subsidiary.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Net Available Cash" from an Asset Disposition means cash payments actually received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

                  (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

                  (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

                  (5) all expenditures incurred to inspect, repair or modify a Vessel and bring such Vessel to the condition and place of delivery in connection with the sale of such Vessel as may be specified in the related purchase and sale agreement or otherwise as the Board of Directors of the Company shall determine as advisable in connection with such sale.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

                  "Non-Recourse Debt" means Indebtedness of a Person:

                  (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

                  (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (3) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Note Register" means the register of Securities, maintained by the Trustee, pursuant to Section 2.3.

                  "Offering Memorandum" means the offering memorandum, dated July 9, 2004, relating to the offering by the Company of $250.0 million of the 10-5/8% Senior Notes due 2014 and any future offering memoranda relating to Additional Securities.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. One of the Officers giving an Officers' Certificate pursuant to Section 3.18 shall be the principal executive, financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Securities.

                  "Permitted Holders" means Tan Sri Lim Goh Tong, Golden Hope Limited as trustee of the Golden Hope Unit Trust or Genting Berhad and any Affiliate or Related Person thereof.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3) Investments in Joint Ventures in connection with a Related Business in an aggregate principal amount not to exceed, as of the most recent balance sheet date 10% of Consolidated Net Tangible Assets of the Company at any one time outstanding;

                  (4)      cash and Cash Equivalents;

                  (5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; provided that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances to the extent such laws are applicable to the Company or any of its Subsidiaries;

                  (8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (9) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 3.7;

                  (10) Investments in existence on the Issue Date and any extension, modification or renewal thereof that does not increase the amount of such Investments;

                  (11) Currency Agreements, Interest Rate Agreements, Fuel Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.3;

                  (12)     Guarantees issued in accordance with Section 3.3;

                  (13)     any Asset Swap made in accordance with Section 3.7;
                           and

                  (14) in addition to the items referred to in clauses (1) through (13) above, so long as no Event of Default has occurred and is continuing, Investments by the Company or any of its Restricted Subsidiaries, when taken together with other Investments made pursuant to this clause (14), in an aggregate amount not to exceed $20.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value).

                  "Permitted Liens" means, with respect to any Person:

                  (1) Liens securing Indebtedness and other obligations under the revolving credit facility portion of the Senior Secured Credit Facility and related Hedging Obligations and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the revolving credit facility portion of the Senior Secured Credit Facility permitted to be Incurred under the Indenture;

                  (2) Liens securing Indebtedness and other obligations under the Credit Facilities and related Hedging Obligations and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Credit Facilities permitted to be Incurred pursuant to clause (2) of the second paragraph under Section 3.3.

                  (3) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of the Company), including a Vessel (which term, for purposes of this clause (3), shall include the Capital Stock of a Person substantially all of the assets of which is a Vessel and any Related Assets, as the context may require); provided, however,

                           (A) subject to clause (B) below, in the case of a Vessel,

                              (i)except as provided in clauses (ii), (iii) and
                              (iv) below, the principal amount of Indebtedness secured by such a Lien does not exceed

                                    (x) with respect to Indebtedness Incurred to finance the construction of such Vessel, 80% of the sum of (1) the contract price pursuant to the Vessel
                                             Construction Contract for such
                                             Vessel and (2) any other Ready for
                                             Sea Cost for such Vessel, and

                                             (y) with respect to Indebtedness
                                             Incurred to finance the acquisition
                                             of such Vessel, 80% of the sum of
                                             (1) the contract price for the
                                             acquisition of such Vessel and (2)
                                             any other Ready for Sea Cost of
                                             such Vessel,

                                    (ii) in the case of Indebtedness that
                                    matures within nine months after the
                                    Incurrence of such Indebtedness (other than any Refinancing Indebtedness of such Indebtedness or Indebtedness that matures within one year prior to the Stated Maturity of the Securities), the principal amount of Indebtedness secured by such a Lien shall not exceed the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred,

                                    (iii) in the case of a Sale/Leaseback
                                    Transaction, the principal amount of
                                    Indebtedness secured by such a Lien shall not exceed the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and

                                    (iv) in the case of Indebtedness
                                    representing Capitalized Lease Obligations relating to a Vessel, the principal amount of Indebtedness secured by such a Lien shall not exceed 100% of the sum of (1) the fair market value, as determined in good faith by the Board of Directors, of such Vessel at the time such Lien is incurred and (2) any Ready for Sea Cost for such Vessel and

                           (B) in the case of Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 3.7, the principal amount of Indebtedness secured by such a Lien does not exceed the lesser of

                                    (i) 80% of the contract price for the
                                    acquisition of such Additional Asset and

                                    (ii) the contract price for the acquisition of such Additional Asset less the Net Available Cash used to acquire such Additional Asset; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (4) Liens securing Indebtedness arising in the ordinary course of business from letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security to travel agencies, banks, financial institutions, credit card issuers or other institutions for unearned amounts owing to passenger deposits or similar obligations;

                  (5) Liens securing Indebtedness arising in the ordinary course of business from performance guarantees, letters of credit, bonds or other payments required by the U.S. Federal Maritime Commission, or other similar government authority in respect of liabilities for non-performance of transportation and other obligations to passengers;

                  (6) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (7) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (8) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

                  (9) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

                  (10) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

                  (12) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (13) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

                  (14) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the purchase or lease acquisition, improvement or construction of, or addition to, assets or property (other than Vessels) acquired or constructed in the ordinary course of business, provided that:

                           (a)      the aggregate principal amount of
                                    Indebtedness secured by such Liens is
                                    otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

                           (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

                  (15) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                           (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

                           (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (16) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and vessel charters entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (17)     Liens existing on the Issue Date;

                  (18) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (19) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (20)     Liens securing the Securities;

                  (21) Liens on Capital Stock of a Person other than the Company or a Restricted Subsidiary of the Company;

                  (22) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

                  (23) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, drydocking, maintenance, the furnishing of supplies and bunkers to Vessels, repairs and improvements to Vessels, crews' wages and maritime Liens;

                  (24) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

                  (25)     Liens for salvage and general average; and

                  (26) Liens securing Indebtedness (other than Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $20.0 million.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

                  "Preferred Stock" , as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  A "Public Market" exists at any time with respect to the Common Stock of the Company or Holdings, as the case may be, if:

                  (1) the Common Stock of the Company or Holdings, as the case may be, is then registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System; and

                  (2) at least 15% of the total issued and outstanding Common Stock of the Company or Holdings, as the case may be, has been distributed prior to such time by means of an effective registration statement under the Securities Act of 1933, as amended.

                  "Ready for Sea Cost" means with respect to a Vessel or Vessels to be acquired, constructed or leased (pursuant to a Capitalized Lease Obligation) by the Company or any Restricted Subsidiary of the Company, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified and accounted for as "property, plant and equipment" in accordance with GAAP.

                  "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

                  (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

                  (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

                  (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

                  (4) if the Indebtedness being refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture by and among the Company and the several initial purchasers named therein and future registration rights agreements with respect to Additional Securities.

                  "Related Asset" means, with respect to a Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Vessel, (ii) the Capital Stock of any Subsidiary of the Company owning such Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iv) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, (v) any charters, operating leases and related agreements entered into in respect of such Vessel and any security or guarantee in respect of the charterer's or lessee's obligations under such charter, lease or agreement, (vi) any cash collateral account established with respect to such Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Vessel and any security or guarantee in respect of the builder's obligations under such contracts and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

                  "Related Business" means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture (including, without limitation, sales and marketing, land transportation, accommodation, reservation systems and services, and other travel related businesses).

                  "Related Business Assets" means assets used or useful in a Related Business.

                  "Related Person" with respect to any Permitted Holder means:

                  (1) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (A) the day on which the Securities are first offered to Persons other than distributors (as defined in Regulation S), notice of which day shall be promptly given by the Company to the Trustee, and (B) the issue date with respect to such Securities.

                  "Restricted Securities Legend" means the Private Placement Legend set forth in Section 2.1(d)(A) or the Regulation S Legend set forth
Section 2.1(d)(B), as applicable.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

                  "Secured Indebtedness" means Indebtedness that is secured by a lien on the property or assets of the relevant obligor.

                  "Securities" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

                  "Securityholder" or "Holder" means the Person in whose name a Security is registered in the Note Register.

                  "Senior Secured Credit Facility" means, the $800.0 million Senior Secured Credit Facility dated as of July 7, 2004 among the Company and a syndicate of lenders parties thereto from time to time, comprised of a $300.0 million term loan facility and a $500.0 million revolving credit facility as the same may be amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Revolving Credit Secured Facility or any other credit or other agreement or indenture) including to permit an increase in borrowings thereunder.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means (a) any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  "Subsidiary Credit Agreements" means the (i) $225 million loan agreement dated as of July 9, 2003 among Norwegian Sun Limited and a syndicate of lenders; (ii) $626,922,000 secured loan agreement dated as of June 26, 1999 among Norwegian Star Limited and Norwegian Dawn Limited, as borrowers, NCL Corporation Ltd., as guarantor, and a syndicate of lenders; (iii) secured loan agreements dated as of April 4, 2003, among Ship Holding LLC and a syndicate of lenders for the equivalent amount in U.S. dollars of respectively (euro)258 million and (euro)40 million; (iv) $334,050,000 secured loan agreement dated April 20, 2004 among Hull 667 Limited and a syndicate of lenders; and (v)
(euro)308,130,000 secured loan agreement dated April 20, 2004 among Ship Ventures Inc. and a syndicate of lenders; each as the same may be amended, supplemented, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including to permit an increase in borrowings thereunder.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

                  (2)      any Subsidiary of an Unrestricted Subsidiary.

                  The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

                  (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

                  (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

                  (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.4;

                  (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

                  (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                           (a) to subscribe for additional Capital Stock of such Person; or

                           (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

                  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

                  The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 3.3 on a pro forma basis taking into account such designation.

                  "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

                  "Vessel" means one or more shipping vessels whose primary purpose is the maritime transportation of passengers and/or cargo or which are otherwise engaged, used or useful in any business activities of the Company and its Restricted Subsidiaries and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries pursuant to a lease or other operating agreement constituting a Capitalized Lease Obligation, in each case together with all related spares, equipment and any additions or improvements.

                  "Vessel Construction Contract" means any contract for the construction (or construction and acquisition) or conversion of a Vessel or Vessels entered into by the Company or any Restricted Subsidiary, including any amendments, supplements or modifications thereto or change orders in respect thereof.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

         SECTION 1.2. Other Definitions.

                                                                                   Defined in
Term                                                                                Section
----                                                                                -------
"Additional Amounts" ..............................................                 3.1(b)
"Additional Restricted Securities" ................................                 2.1(b)
"Affiliate Transaction"............................................                 3.8
"Agent Member".....................................................                 2.1(e)
"Asset Disposition Offer"..........................................                 3.7(b)
"Asset Disposition Offer Amount"...................................                 3.7(c)(1)
"Asset Disposition Offer Period"...................................                 3.7(c)(1)
"Asset Disposition Purchase Date"..................................                 3.7(c)(1)
"Authenticating Agent".............................................                 2.2
"Change in Tax Law" ...............................................                 5.1(b)
"Change of Control Offer"..........................................                 3.9(b)
"Change of Control Payment"........................................                 3.9(b)(1)
"Change of Control Payment Date"...................................                 3.9(b)(2)
"Company Order"....................................................                 2.2
"Corporate Trust Office"...........................................                 3.15
"covenant defeasance option".......................................                 8.1(b)
"cross acceleration provision".....................................                 6.1(6)(b)
"Defaulted Interest"...............................................                 2.11
"Event of Default".................................................                 6.1
"Excess Proceeds"..................................................                 3.7(b)
"Exchange Global Note".............................................                 2.1(b)

"Global Securities"................................................                 2.1(b)
"IAI"..............................................................                 2.1(b)
"Institutional Accredited Investor Note"...........................                 2.1(b)
"Institutional Accredited Investor Global Note"....................                 2.1(b)
"judgment default provision".......................................                 6.1(8)
"legal defeasance option"..........................................                 8.1(b)
"Legal Holiday" ...................................................                10.8
"Pari Passu Notes".................................................                 3.7(b)
"final payment default" ...........................................                 6.1(6)
"Paying Agent".....................................................                 2.3
"Payor"............................................................                 3.1
"Private Placement Legend".........................................                 2.1(d)
"QIB"..............................................................                 2.1(b)
"Redemption Date" .................................................                 5.1
"Registrar"........................................................                 2.3
"Regulation S".....................................................                 2.1(b)
"Regulation S Global Note".........................................                 2.1(b)
"Regulation S Legend"..............................................                 2.1(d)
"Regulation S Note"................................................                 2.1(b)
"Relevant Tax Jurisdiction" .......................................                 3.1(b)
"Resale Restriction Termination Date"..............................                 2.6(a)
"Restricted Payment"...............................................                 3.4
"Rule 144A"........................................................                 2.1(b)
"Rule 144A Global Note"............................................                 2.1(b)

"Rule 144A Note"...................................................                 2.1(b)
"Special Interest Payment Date"....................................                 2.11(a)
"Special Record Date"..............................................                 2.11(a)
"Successor Person".................................................                 4.1
"Total Loss" ......................................................                 3.3

                  SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" mean the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the Indenture securities means the Company and any other obligor on the Indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                 The Securities

                  SECTION 2.1. Form, Dating and Terms.

                  (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $250,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation,
Section 3.3 hereof, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.7, 2.9 or 9.5 or in connection with an Asset Disposition Offer pursuant to Section 3.7 or a Change of Control Offer pursuant to Section 3.9.

                  The Initial Securities, Additional Securities and Exchange Securities shall be known and designated as "10-5/8% Senior Notes due 2014" of the Company.

                  With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officers' Certificate, the following information:

                  (1)    the aggregate principal amount of such Additional
                           Securities to be authenticated and delivered pursuant to this Indenture;

                  (2)    the issue price and the issue date of such Additional
                           Securities, including the date from which interest shall accrue; and

                  (3)    whether such Additional Securities shall be
                           Restricted Securities issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

                  The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the

Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

                  (b) The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 9, 2004, between the Company, J.P. Morgan Securities Inc. and the other several initial purchasers listed in Schedule I thereto. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "Additional Restricted Securities") will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) in reliance on Rule 144A ("QIBs") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("Regulation S")) in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

                  Initial Securities and Additional Restricted Securities offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (the "Rule 144A Notes") shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities offered and sold outside the United States of America (the "Regulation S Notes") in reliance on Regulation S shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the "Regulation S Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Initial Securities and Additional Securities resold to IAIs (the "Institutional Accredited Investor Notes") in the United States of America shall be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for

DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

                  Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit B, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(d) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

                  The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

                  The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

                  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage or DTC rule or usage in addition to those set forth on Exhibit A and Exhibit B and in Section 2.1(d). The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

                  (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

                  (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
         (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
         (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS FORTY DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1),
         (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
         (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT

         PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

                  (C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE REFERRED TO ON THE REVERSE HEREOF."

                  (e) Book-Entry Provisions.

                  (i) This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

                  (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(d).

                  (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

                  (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this
Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

                  (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

                  (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

                  (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

                  SECTION 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the

Security shall be valid nevertheless, after giving effect to any exchange of Initial Securities for Exchange Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

                  At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $250,000,000, (2) Additional Securities for original issue and (3) Exchange Securities for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities. If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                  The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

                  In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

                  SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

                  SECTION 2.4. Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

                  SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.6. Transfer and Exchange.

                  (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel stating that such transaction is exempt from registration under the federal securities laws; and

                  (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel stating that such transaction is exempt from registration under the federal securities laws, certification and/or other information satisfactory to them.

                  (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel stating that such transaction is exempt from registration under the federal securities laws, certification and/or other information satisfactory to them; and

                  (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D hereof from the proposed transferee and, if requested by the Company, receipt by the Trustee or its agent of an opinion of counsel stating that such transaction is exempt from registration under the federal securities laws, certification and/or other information satisfactory to them.

                  After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in Exhibit C, Exhibit D or any additional certification.

                  (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this
Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this
         Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Trustee may require payment by a Holder of a sum sufficient to cover any transfer tax, assessments, or similar governmental taxes and fees payable in connection therewith (other than any such transfer taxes, assessments or similar governmental taxes and fees payable upon exchange or transfer pursuant to Sections 2.9, 3.7, 3.9 or 9.5).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).

                  (vi) All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

                  (f) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this

Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and
(c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security shall be deemed to be outstanding in the event the Company or an Affiliate of the Company holds the Security, provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 10.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.9. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

                  SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and destroy such Securities in accordance with its internal policies and, upon the Company's written request, delivery of a certificate (a "Certificate of Destruction") describing such Securities disposed. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

                  SECTION 2.11. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

                  Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 2.12. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE III

                                    Covenants

                  SECTION 3.1. Payment of Securities; Payment of Additional Amounts. (a) Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture immediately available funds sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by any jurisdiction from principal or interest payments hereunder.

                  (b) Payment of Additional Amounts. If any taxes, assessments or other governmental charges are imposed by any jurisdiction where the Company or a successor thereof (a "Payor") is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the "Relevant Tax Jurisdiction") in respect of any payments under the Securities, the Payor will pay to each Holder of a Security, to the extent it may lawfully do so, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

                  (1) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction other than solely by the holding of Notes or by the receipt of principal or interest in respect of the Notes, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented for such 30-day period);

                  (2) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                  (3) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a reasonable and timely request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

                  (4) Any tax, assessment or other governmental charge that is payable otherwise than by any deduction or withholding from any payment of the principal of, or any premium or interest on, any Security;

                  (5)      Any tax imposed on, or measured by, net income;

                  (6) Any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from any payment of the principal of, or any premium or interest on, any Security, if such payment can be made alternatively at the Holder's option without such deduction or withholding by any other Paying Agent available to such Holder at the same time; or

                  (7)      Any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Security to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Security.

                  The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.

                  The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to therein (other than a transfer of the Securities), or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Tax Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

                  All references in this Indenture to principal of, premium, if any, and interest on the Securities will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

                  SECTION 3.2. SEC Reports. So long as any Securities are outstanding, notwithstanding that the Company may not continue to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein; provided that the Company will not be required to make any such filings with the Commission until the date that the Company is first subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, including upon effectiveness of any Exchange Offer Registration Statement or Shelf Registration Statement (each as defined in the Registration Rights Agreement). In the event that the Company is not permitted (or required by virtue of the proviso in the previous sentence) to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

                  SECTION 3.3. Limitation on Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) if on the date thereof:

                  (1) the Consolidated Coverage Ratio for the Company is at least 2.00 to 1.00; and

                  (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

                  The first paragraph of this Section 3.3 will not prohibit the Incurrence of the following Indebtedness:

                  (1) Indebtedness of the Company Incurred pursuant to the revolving credit facility portion of the Senior Secured Credit Facility in an aggregate amount outstanding at any time of up to $500.0 million;

                  (2) Indebtedness of the Company or any of its Restricted Subsidiaries Incurred pursuant to any Credit Facility and secured by any or all of the Existing Fleet in an aggregate amount of up to $2.125 billion; provided, that the Company and its Restricted Subsidiaries will not Incur any Indebtedness under this clause (2) (other than initial borrowings pursuant to the term loan portion of the Senior Secured Credit Facility or the Subsidiary Credit Agreements and any refinancing thereof that would not have a final maturity within one year prior to the Stated Maturity of the Securities) unless:

                           (a) the amount of such Indebtedness does not exceed 75% of the fair market value of the Vessel or Vessels in the Existing Fleet securing such Indebtedness at the time of the commitment entered into for such Indebtedness, based upon a written appraisal of two Independent Appraisers; and

                           (b) any such Indebtedness does not have a final maturity within one year prior to the Stated Maturity of the Securities.

                  (3) Indebtedness of the Company or any Restricted Subsidiary Incurred to finance the replacement (through construction or acquisition) of one or more Vessels, and any assets that shall become Related Assets (and any Refinancing Indebtedness with respect to such Vessels or assets), upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture, or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the actual payment of compensation, indemnification or similar payments to such Person (collectively, a "Total Loss")) in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance) actually received by the Company or any Restricted Subsidiary from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss; provided that if the Indebtedness Incurred by the Company or any Restricted Subsidiary in financing the Vessel subject to the Total Loss is subordinated to the Securities, the Indebtedness Incurred by the Company or any Restricted Subsidiary to finance the replacement Vessel shall be subordinated to the same extent;

                  (4) Guarantees of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Securities;

                  (5) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or a Restricted Subsidiary, provided, however;

                           (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities; and

                           (b)      (i) any subsequent issuance or transfer of
                                        Capital Stock or any other event which
                                        results in any such Indebtedness being
                                             beneficially held by a Person other
                                             than the Company or a Restricted
                                             Subsidiary of the Company; and

                                    (ii)     any sale or other transfer of any
                                             such Indebtedness to a Person other
                                             than the Company or a Restricted
                                             Subsidiary of the Company,

                           shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (6) Indebtedness represented by (a) the Securities issued on the Issue Date and the Exchange Securities issued in an Exchange Offer, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2),
                           (3), (5), (8), (9), (10), (11), (12), (13), (14) and
                           (15)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (6) or clause
                           (7) or Incurred pursuant to the first paragraph of this Section 3.3 (including any additional items of Indebtedness with respect thereto permitted pursuant to the first sentence of the third to last paragraph of this Section 3.3);

                  (7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 3.3 giving effect to the Incurrence of such Indebtedness pursuant to this clause (7);

                  (8) Indebtedness under Hedging Obligations entered into in the ordinary course of business and not entered into for speculative purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

                  (9) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business from letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security to travel agencies, banks, financial institutions, credit card issuers or other institutions for unearned amounts owing to passenger deposits or similar obligations;

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

                  (10) Indebtedness Incurred in the ordinary course of business by the Company or any of its Restricted Subsidiaries arising from performance guarantees, letters of credit, bonds or other payments required by the U.S. Federal Maritime Commission, or other similar government authority in respect of liabilities for non-performance of transportation and other obligations to passengers;

                  (11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness Incurred in relation to: (i) regular maintenance required to maintain the classification of any of the Vessels owned, time chartered, bareboat chartered or leased to or by the Company or any Restricted Subsidiary;
                           (ii) scheduled dry-docking of any of the Vessels owned by the Company or any Restricted Subsidiary; and (iii) any expenditures which will or may reasonably expected to be recoverable from insurance on such Vessels;

                  (12) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds, completion guarantees and letters of credit provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

                  (15) in addition to the items referred to in clauses (1) through (14) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (15) and then outstanding, will not exceed $50.0 million at any time outstanding.

                  The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

                  No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company (for the avoidance of doubt, excluding Indebtedness of a Restricted Subsidiary Guaranteed by the Company).

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3:

                  (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 3.3, the Company, in its sole discretion, will classify and may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

                  (2) all Indebtedness outstanding on the date of the Indenture and under a Credit Facility shall be deemed initially Incurred on the Issue Date under clause (1) or clause (2), as the case may be, of the second paragraph of this Section 3.3 and not the first paragraph or clause (6) of the second paragraph of this Section 3.3;

                  (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

                  (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) or clause
                           (2), as the case may be, of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

                  (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

                  (6) Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness;

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

                  (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

                  (8) Indebtedness to be Incurred by the Company and its Restricted Subsidiaries pursuant to the first paragraph of this Section 3.3 to finance the construction of a Vessel in an amount up to 80% of the Ready for Sea Cost of such Vessel, the terms of which provide for multiple borrowings during the course of construction of such Vessel, will be deemed to be permitted under such first paragraph if at the time of the commitment entered into for such Indebtedness, the Company could Incur the full amount of such Indebtedness under such first paragraph assuming that it were borrowed on the date of such commitment.

                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this
Section 3.3, the Company shall be in Default of this Section 3.3).

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be

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calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  SECTION 3.4. Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                           (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

                           (b) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

                  (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

                  (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

                  (4)      make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                           (a) a Default shall have occurred and be continuing (or would result therefrom); or

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

                           (b)      the Company is not able to Incur an
                                    additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.3 after giving effect, on a pro forma basis, to such Restricted Payment; or

                           (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                                    (i)      50% of Consolidated Net Income for
                                             the period (treated as one
                                             accounting period) from the
                                             beginning of the first fiscal
                                             quarter commencing after the Issue
                                             Date to the end of the most recent
                                             fiscal quarter ending prior to the
                                             date of such Restricted Payment for
                                             which financial statements are in
                                             existence (or, in case such
                                             Consolidated Net Income is a
                                             deficit, minus 100% of such
                                             deficit);

                                    (ii)     100% of (a) the aggregate Net Cash
                                             Proceeds received by the Company
                                             from the issue or sale of its
                                             Capital Stock (other than
                                             Disqualified Stock) or other
                                             capital contributions subsequent to
                                             the Issue Date (other than Net Cash
                                             Proceeds received from an issuance
                                             or sale of such Capital Stock to a
                                             Subsidiary of the Company or an
                                             employee stock ownership plan,
                                             option plan or similar trust to the
                                             extent such sale to an employee
                                             stock ownership plan, option plan
                                             or similar trust is financed by
                                             loans from or Guaranteed by the
                                             Company or any Restricted
                                             Subsidiary unless such loans have
                                             been repaid with cash on or prior
                                             to the date of determination) plus
                                             (b) the fair market value of
                                             non-cash proceeds received by the
                                             Company from Holdings from the
                                             issue or sale of its Capital Stock
                                             or other capital contributions
                                             subsequent to the Issue Date;
                                             provided that the aggregate amount
                                             of non-cash proceeds that may be
                                             included pursuant to this clause
                                             (b) will not exceed the lesser of
                                             $100.0 million in the aggregate or
                                             80% of the fair market value, based
                                             upon a written appraisal of three
                                             Independent Appraisers, of such
                                             property at the time such
                                             Restricted Payment is made;

                                    (iii)    the amount by which Indebtedness of
                                             the Company or its Restricted
                                             Subsidiaries is reduced on the
                                             Company's balance sheet upon the
                                             conversion or exchange (other than
                                             by a Subsidiary of the Company)
                                             subsequent to the Issue Date of any
                                             Indebtedness of the Company or its
                                             Restricted Subsidiaries convertible
                                             or exchangeable for Capital Stock
                                             (other than Disqualified Stock) of
                                             the Company (less the amount of any
                                             cash, or the fair market value of
                                             any other

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

                                             property, distributed by the
                                             Company upon such conversion or
                                             exchange); and

                                    (iv)     the amount equal to the net
                                             reduction in Restricted Investments
                                             made by the Company or any of its
                                             Restricted Subsidiaries in any
                                             Person resulting from:

                                             (A)   without duplication,
                                                   repurchases or redemptions of
                                                   such Restricted Investments
                                                   by such Person, proceeds
                                                   realized by the Company and
                                                   any of its Restricted
                                                   Subsidiaries upon the sale of
                                                   such Restricted Investment to
                                                   a Person other than the
                                                   Company or a Restricted
                                                   Subsidiary, repayments of
                                                   loans or advances or other
                                                   transfers of assets
                                                   (including by way of dividend
                                                   or distribution) by such
                                                   Person to the Company or any
                                                   Restricted Subsidiary or
                                                   releases of Guarantees of
                                                   Indebtedness of such Person
                                                   constituting a Restricted
                                                   Investment; or

                                             (B)   the redesignation of
                                                   Unrestricted Subsidiaries as
                                                   Restricted Subsidiaries
                                                   (valued in each case as
                                                   provided in the definition of
                                                   "Investment") not to exceed,
                                                   in the case of any
                                                   Unrestricted Subsidiary, the
                                                   amount of Investments
                                                   previously made by the
                                                   Company or any Restricted
                                                   Subsidiary in such
                                                   Unrestricted Subsidiary,

                                             which amount in each case under
                                             this clause (iv) was included in
                                             the calculation of the amount of
                                             Restricted Payments; provided,
                                             however, that no amount will be
                                             included under this clause (iv) to
                                             the extent it is already included
                                             in Consolidated Net Income.

                  The provisions of the preceding paragraph will not prohibit:

                  (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase,

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                        repurchase, redemption, defeasance, acquisition or
                        retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or of any of its Restricted Subsidiaries made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or of any of its Restricted Subsidiaries that are permitted to be Incurred pursuant to Section 3.3 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to
                        Section 3.3 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 3.7; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

                  (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

                  (6) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate

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

                        management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

                  (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (8) cash dividends, loans or other payments to Holdings or any of its Subsidiaries in amounts equal to:

                        (a) the amounts required for Holdings or any of its Subsidiaries to pay any income taxes to the extent that such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries;

                        (b) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence;

                        (c) an amount not to exceed $3.0 million in any fiscal year to permit Holdings and its Subsidiaries to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

                        provided, that such dividends, loans or other payments will be excluded from subsequent calculations of the amount of Restricted Payments;

                  (9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to those of Section 3.9 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those of Section 3.7; provided, however, that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in Section 3.9 with respect to the Securities and has completed the repurchase or redemption of all Securities validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and provided, further, that such purchase, repurchase, redemption,

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

                        defeasance or other acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments; and

                  (10) Restricted Payments in an amount not to exceed $25.0 million at any one time outstanding; provided that the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $50.0 million, or, in the case of a Vessel, to be based upon a written appraisal of two Independent Appraisers. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 3.4 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

                  SECTION 3.5. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Securities equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

                  SECTION 3.6. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

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

                  (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

                  (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

                  The preceding provisions will not prohibit:

                           (i) any encumbrance or restriction pursuant to an agreement (a) in effect at or entered into on the date of this Indenture, including, without limitation, this Indenture and the Senior Secured Credit Facility and the Subsidiary Credit Agreements in effect on such date and (b) relating to Indebtedness Incurred after the Issue Date so long as any such encumbrances or restrictions are substantially similar to encumbrances or restrictions permitted pursuant to clause (i)(a);

                           (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

                           (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
                                    (ii) of this paragraph or this clause (iii);
                                    provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (i)or (ii) of this

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

                                    paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

                           (iv) in the case of clause (3) of the first paragraph of this Section 3.6, any encumbrance or restriction:

                                    (a)      that restricts in a customary
                                             manner the subletting, assignment
                                             or transfer of any property or
                                             asset that is subject to a lease,
                                             license or similar contract, or the
                                             assignment or transfer of any such
                                             lease, license or other contract;

                                    (b)      contained in agreements or
                                             instruments related to any Lien
                                             permitted under this Indenture
                                             securing Indebtedness of the
                                             Company or a Restricted Subsidiary
                                             to the extent such encumbrances or
                                             restrictions restrict the transfer
                                             of the property subject to such
                                             Lien; or

                                    (c)      pursuant to customary provisions
                                             restricting dispositions of real
                                             property interests set forth in any
                                             reciprocal easement agreements of
                                             the Company or any Restricted
                                             Subsidiary;

                           (v) purchase money obligations and Capitalized Lease Obligations for property acquired or leased in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 3.6 on the property so acquired or leased;

                           (vi) any restriction (a) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition or (b) on the sale or other disposition of Capital Stock of Persons that are Unrestricted Subsidiaries of the Company or are not Subsidiaries of the Company;

                           (vii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

                           (viii) encumbrances or restrictions, including, without limitation, encumbrances or restrictions on cash or assets in escrow accounts of deposits paid on property used in the Company's business, in each case imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

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

                           (ix) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                           (x) customary limitations on the distribution or disposition of property or assets in joint venture agreements governing Persons that are Unrestricted Subsidiaries or are not Subsidiaries of the Company; provided that such encumbrance or restriction is applicable only to the Company or the Restricted Subsidiary entering into such joint venture agreement; and provided further that:

                                    (a)      the encumbrance or restriction is
                                             not materially more disadvantageous
                                             to the Holders of the Securities
                                             than is customary in comparable
                                             agreements (as determined by the
                                             Company's Board of Directors); and

                                    (b)      the Company determines that any
                                             such encumbrance or restriction
                                             will not materially affect its
                                             ability to make any anticipated
                                             principal or interest payment on
                                             the Securities; and

                           (xi) any encumbrance or restriction of the nature described in clause (3) of the first paragraph of this Section 3.6 arising by reason of customary non-assignment provisions in agreements.

                  SECTION 3.7. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                  (2) at least 80% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

                  (3) subject to the requirement to make an Asset Disposition Offer as described below, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

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

                  (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

                  (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects to invest in or make installment or progress payments in respect of Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, that with respect to Additional Assets that are Vessels, if at the end of such 360 day period, the Company or such Restricted Subsidiary shall have entered into a Vessel Construction Contract but payments under such Vessel Construction Contract have not yet come due, the Company or such Restricted Subsidiary shall have an additional 180 days to apply the Net Available Cash from such Asset Disposition.

                  provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

(b) Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 361st day (or 541st day in respect of Net Available Cash for which the proviso in Section 3(a)(3)(b) above applies) after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all Holders of Securities and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to

100% of the principal amount of the Securities and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

                  (c)(1) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Notes required to be purchased pursuant to this Section 3.7 (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

                  (2) If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

                  (3) On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.7 and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  For the purposes of this Section 3.7, the following will be deemed to be cash:

                  (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Restricted Subsidiary (other than Preferred Stock) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

                  (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

                  The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

                  (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $10.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

                  (3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $50.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing (or, in the case of Vessels, two Independent Appraisers), that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.7. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

                  SECTION 3.8. Limitation on Affiliate Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate;

                  (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

                  (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing (or, in the case of Vessels, two Independent Appraisers) that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms'-length basis from a Person that is not an Affiliate.

                  The preceding paragraph will not apply to:

                  (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section
                           3.4 and any Permitted Investment or Restricted Investment made in an Unrestricted Subsidiary or Joint Venture so long as neither Holdings nor any Affiliate of Holdings (other than the Company and its Subsidiaries) directly owns Capital Stock of such Unrestricted Subsidiary or Joint Venture;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees in the ordinary course of business and approved by the Board of Directors;

                  (3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date, provided, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith in connection with such loans or advances to the extent such laws are applicable to the Company or its Subsidiaries;

                  (4) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with Section 3.3;

                  (5) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, employees, consultants or agents of the Company or any Restricted Subsidiary;

                  (6) arrangements on customary terms regarding letters of credit issued in order to provide security to travel agencies, banks, financial institutions, credit card issuers or other institutions for unearned amounts owing to passenger deposits or similar obligations; and

                  (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date and disclosed in the Offering Memorandum, as these agreements may be amended, modified, replaced or supplemented from time to time; provided, however, that any future amendment, modification, replacement or supplement entered into after the Issue Date will be permitted to the extent that its terms are not more materially disadvantageous taken as a whole to the Holders of the Securities than the terms of the agreements in effect on the Issue Date.

                  SECTION 3.9. Change of Control. (a) If a Change of Control occurs, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the foregoing, the Company shall not be obligated to repurchase the Securities pursuant to this Section 3.9 if the Company has exercised its right to redeem all of the Securities pursuant to the terms of Section 5.1.

                  (b) Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

                  (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

                  (3) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

                  (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Securities or portions of Securities (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

                  (d) The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

                  (e) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

                  (f) In the event that any issue of Indebtedness issued under an indenture or other agreement may be violated by the payment of the Change of Control Offer, the Company covenants to effect repayment of such Indebtedness or obtain from the holders of such Indebtedness consent and waivers of any event of default within 30 days following any Change of Control, it being a Default of this Section 3.9 if the Company fails to comply with such covenant.

                  (g) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  (h) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

                  SECTION 3.10. Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

                  (1)      to the Company or a Wholly-Owned Restricted
                           Subsidiary; or

                  (2) in compliance with Section 3.7 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

                  Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary held by the Company or any Restricted Subsidiary as long as the Company complies with the terms of Section 3.7.

                  SECTION 3.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

                  (1) in the case of a Sale/Leaseback Transaction effected pursuant to a Capitalized Lease Obligation:

                           (a) the Company or such Restricted Subsidiary could have Incurred such Capitalized Lease Obligation (or similar obligation) pursuant to Section 3.3;

                           (b) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities as set forth in Section 3.5; and

                  (2) in the case of any other Sale/Leaseback Transaction, such Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under Section 3.7 (including the provisions concerning the consideration received and the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

                  SECTION 3.12. Maintenance of Properties and Insurance. (a) The Company shall, and shall cause its Restricted Subsidiaries to, in accordance with customary industry practice, maintain or cause to be maintained in good repair, working order and condition all Vessels and properties used or useful by the Company or any Subsidiary in a Related Business; provided, however, that neither the Company nor its Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those Vessels or properties which, in the reasonable judgment of the Company or a Restricted Subsidiary (as the case may be), are no longer useful or necessary in the conduct of the Company's or such Subsidiary's Related Business.

                   (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are in accordance with customary industry practice, including general liability insurance and (but without duplication) protection and indemnity insurance and, with respect to any Vessel, hull and machinery insurance.

                  SECTION 3.13. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                  SECTION 3.14. Maintenance of Office or Agency. The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the trustee's principal corporate trust office (the "Corporate Trust Office"), and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 3.15. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture, provided, further, the Company may merge in accordance with Section 4.1.

                  SECTION 3.16. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary, except for any Lien permitted to be incurred pursuant to subsections (7) and (8) of the definition of "Permitted Liens"; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Securities or this Indenture.

                  SECTION 3.17. Payments for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 3.18. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  SECTION 3.19. Further Instruments and Acts. Upon the reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.20. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within thirty days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposing to take with respect thereto.

                                   ARTICLE IV

                                Successor Person

                  SECTION 4.1. Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "Successor Person") will be a corporation organized and existing under the laws of Bermuda, the Isle of Man, the United States of America, any State of the United States or the District of Columbia or any other country recognized by the United States of America with an investment grade credit rating from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and the Successor Person (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Person or any Subsidiary of the Successor Person as a result of such transaction as having been Incurred by the Successor Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving effect to such transaction, the Successor Person would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 3.3; and

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  For purposes of this Section 4.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The Successor Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding the preceding clause (3),(x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary and (y) the Company or another Restricted Subsidiary may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits.

                  SECTION 4.2. Reflagging of Vessels. Notwithstanding anything to the contrary herein, a Restricted Subsidiary may reconstitute itself in another jurisdiction, or merge with or into another Restricted Subsidiary, for the purpose of reflagging a Vessel that it owns or bareboat charters so long as at all times each Restricted Subsidiary remains organized under the laws of Bermuda, the Isle of Man, Panama, the United States of America, any State of the United States or the District of Columbia or any other country recognized by the United States of America with an investment grade credit rating from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                                   ARTICLE V

                            Redemption of Securities

                  SECTION 5.1. Optional Redemption; Optional Tax Redemption. (a) Except as set forth below, the Securities are not redeemable until July 15, 2009. On and after July 15,

2009, the Company may redeem all or, from time to time, a part of the Securities upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Securities, if any, to the applicable date of redemption (any such date, a "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                  YEAR                                        PERCENTAGE
                  2009....................................     105.313%
                  2010....................................     103.542%
                  2011....................................     101.771%
                  2012 and thereafter.....................     100.000%

                  Prior to July 15, 2007, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

                  (1) there is a Public Market at the time of such redemption;

                  (2) at least 65% of the original principal amount of the Securities remains outstanding after each such redemption; and

                  (3) the redemption occurs within 75 days after the closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

                  (b) A Payor will be entitled to redeem all but not part of the Securities if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law") the Payor is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities as set forth in Section 3.1(b), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must become effective on

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or after the date of the Offering Memorandum. Further, the Payor must deliver to the Trustee at least 30 days before the applicable redemption date an Opinion of Counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the Holders with notice of the intended redemption at least 30 days and no more than 60 days before the applicable redemption date.
The redemption price will equal the principal amount of the Security plus accrued and unpaid interest thereon, if any to the applicable redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

                  SECTION 5.2. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 5.4.

                  SECTION 5.4. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 10.2 not less than 30 nor more than 60 days prior to the

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Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                  (1)      the Redemption Date,

                  (2) the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

                  (3) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

                  (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

                  (7)      the name and address of the Paying Agent,

                  (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

                  (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

                  (10) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

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                  SECTION 5.6. Deposit of Redemption Price. Prior to 10:00 a.m.
New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 5.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption
Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 5.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.15 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                   ARTICLE VI

                              Defaults and Remedies

                  SECTION 6.1. Events of Default. Each of the following is an "Event of Default":

                  (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Security when due, continued for 30 days;

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                  (2)      default in the payment of principal of or premium, if
                           any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (3) failure by the Company to comply with its obligations under Section 4.1;

                  (4) failure by the Company to comply for 30 days after notice with any of its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
                           3.12, 3.13, 3.14, 3.15, 3.16, and 3.17 (in each case,
                           other than a failure to purchase Securities which will constitute an Event of Default under clause (2) above and other than a failure to comply with Section
                           4.1 which is covered by clause (3));

                  (5) failure by the Company to comply for 60 days after notice with its other agreements contained in this Indenture;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such
                           Indebtedness:

                           (a) at the final maturity of such Indebtedness if such maturity is not earlier extended in accordance with the terms of such Indebteness ("final payment default"); or

                           (b) resulting in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

                           and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a final payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (7) (a) the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)      commences a voluntary case or
                                             proceeding;

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                                    (ii)     consents to the entry of judgment,
                                             decree or order for relief against
                                             it in an involuntary case or
                                             proceeding;

                                    (iii)    consents to the appointment of a
                                             Custodian of it or for any
                                             substantial part of its property;

                                    (iv)     makes a general assignment for the
                                             benefit of its creditors;

                                    (v)      consents to or acquiesces in the
                                             institution of a bankruptcy or an
                                             insolvency proceeding against it;
                                             or

                                    (vi)     takes any corporate action to
                                             authorize or effect any of the
                                             foregoing;

                  or takes any comparable action under any foreign laws relating to insolvency; or

                  (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (i)      is for relief against the Company
                                             or any Significant Subsidiary or a
                                             group of Restricted Subsidiaries
                                             that, taken together (as of the
                                             latest audited consolidated
                                             financial statements for the
                                             Company and its Restricted
                                             Subsidiaries), would constitute a
                                             Significant Subsidiary in an
                                             involuntary case;

                                    (ii)     appoints a Custodian of the Company
                                             or any Significant Subsidiary or a
                                             group of Restricted Subsidiaries
                                             that, taken together (as of the
                                             latest audited consolidated
                                             financial statements for the
                                             Company and its Restricted
                                             Subsidiaries), would constitute a
                                             Significant Subsidiary or for any
                                             substantial part of its property;
                                             or

                                    (iii)    orders the winding up or
                                             liquidation of the Company or any
                                             Significant Subsidiary or a group
                                             of Restricted Subsidiaries that,
                                             taken together (as of the latest
                                             audited consolidated financial
                                             statements for the Company and its
                                             Restricted Subsidiaries) would
                                             constitute a Significant
                                             Subsidiary;

                  or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

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

                  (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision").

However, a Default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such default within the time specified in clauses
(4) and (5) of this Section 6.1 after receipt of such notice.

                  SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or final payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (3) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.7 have been paid in full.

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

                  SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.4. Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

                  SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

                  (2) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

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\
                  (3) such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

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

                  THIRD: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                  ARTICLE VII

                                     Trustee

                  SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

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

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

                  SECTION 7.2. Rights of Trustee. Subject to Section 7.1:

                  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

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                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities, unless either (1) a Trust Officer shall have actual knowledge of such default or Event of Default or
(2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities; and

                  (g) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after the Trustee has knowledge of such default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long a

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committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15, following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA
Section 313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

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                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clause (7) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee and the termination, satisfaction or discharge of this Indenture.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

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                  SECTION 7.9. Successor Trustee by Merger. If the Trustee
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.1. Discharge of Liability on Securities; Defeasance.
(a) Subject to Section 8.1(c), when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date

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of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company or any Guarantor is bound; (iii) the Company has paid or caused to be paid all sums payable under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

                  (b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.17, and 4.1(3)
and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under
Section 6.1(4) and 6.1(5) and the operation of Sections 6.1(6), 6.1(7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 6.1(8) and 6.1(9), and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4) (as such Section relates to 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, and 3.17), 6.1(5), 6.1(6), 6.1(7) (but
only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary) or 6.1(8) or because of the failure of the Company to comply with Section 4.1(3).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9,
3.1, 3.14, 3.15, 3.16, 3.18, 3.19, 3.20, 6.7, 7.7, 7.8 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive.

                  SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

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                  (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

                  (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to certain bankruptcy or insolvency Events of Default, on the 123rd day after such date of deposit;

                  (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and
                           (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 123rd day following the deposit and that no Holder of the Securities is an insider of the Company, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

                  (6) the Company delivers to the Trustee an Opinion of Counsel
                           (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same

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                           times as would have been the case if such legal
                           defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers'
                           Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VIII have been complied with.

                  SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be

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subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article IV in respect of the assumption by a Successor Person of an obligation of the Company under this Indenture;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f) (2) (B) of the Code);

                  (4)      to add Guarantees with respect to the Securities;

                  (5)      to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to make any change that does not adversely affect the rights of any Securityholder;

                  (8) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of this Indenture under the Trust Indenture Act;

                  (9)      provide for the issuance of Exchange Securities;

                  (10)     provide for the issuance of Additional Securities.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

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                  SECTION 9.2. With Consent of Holders. The Company and the
Trustee may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the principal amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described under Article V;

                  (5) reduce the premium payable upon the repurchase of any Security in connection with a Change of Control Offer or amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Disposition Offer that has been made;

                  (6) make any Security payable in currency other than that stated in the Security;

                  (7) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                  (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder's Securities will not be rendered invalid by such tender.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such

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notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2 as applicable.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by
Section 10.4, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

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                                   ARTICLE X

                                  Miscellaneous

                  SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  SECTION 10.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           NCL Corporation Ltd.
                           7665 Corporate Center Drive
                           Miami, Florida 33126
                           Attn: Lamarr B. Cooler

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attn:  Sung K. Kang

                           if to the Trustee:

                           JPMorgan Chase Bank
                           Institutional Trust Services
                           New York Plaza, 15th Floor
                           New York, New York 10004
                           Attn: Institutional Trust Services

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

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                  SECTION 10.3. Communication by Holders with other Holders.
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1)      a statement that the individual making such
                             certificate or opinion has read such covenant or condition;

                  (2)      a brief statement as to the nature and scope of the
                             examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3)      a statement that, in the opinion of such individual,
                             he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4)      a statement as to whether or not, in the opinion of
                             such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  SECTION 10.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether a Trust Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also,

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subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 10.8. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 10.9. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.10. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 10.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                  SECTION 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                             Very truly yours,

                                             NCL CORPORATION LTD.

                                             By_______________________
                                               Name:
                                               Title:

                                             JPMORGAN CHASE BANK, as Trustee

                                             By:______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF UNREGISTERED NOTE]

                    [Applicable Restricted Securities Legend]
                       [Depository Legend, if applicable]

No.[___]                                     Principal Amount $[___________]
                                                       CUSIP NO. ________

                              NCL CORPORATION LTD.

                          10-5/8% Senior Notes due 2014

                  NCL Corporation Ltd., a Bermuda corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, on July 15, 2014.

                  Interest Payment Dates:  January 15 and July 15
                  Record Dates:  January 1 and July 1

                  Additional provisions of this Security are set forth on the other side of this Security.

Date:    July 15, 2004

                                             NCL CORPORATION LTD.

                                             By:_____________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

JPMORGAN CHASE BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Officer

                   [FORM OF REVERSE SIDE OF UNREGISTERED NOTE]

                          10-5/8% Senior Notes due 2014

1.       Interest

                  NCL Corporation Ltd., a Bermuda corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from July 15, 2004. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, JPMorgan Chase Bank (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of July 15, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 10-5/8% Senior Notes due 2014 referred to in the Indenture. The Securities include (i) $250,000,000 aggregate principal amount of the Company's 10-5/8% Senior Notes due 2014 issued under the Indenture on July 15, 2004 (herein called "Initial Securities"), (ii) if and when issued, additional 10-5/8% Senior Notes due 2014 of the Company that may be issued from time to time under the Indenture subsequent to July 15, 2004 (herein called "Additional Securities") and (iii) if and when issued, the Company's 10-5/8% Senior Notes due 2014 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement. The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. This Indenture imposes certain limitations on, among other things, the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Subsidiaries, certain sale/leaseback transactions involving the Company or any Restricted Subsidiary, the issuance or sale of Capital Stock of Subsidiaries, the incurrence of certain liens, certain payment guarantees, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

5.       Redemption

                  Except as set forth below, the Securities will not be redeemable at the option of the Company prior to July 15, 2009. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than

60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the twelve-month period commencing on July 15 of the years set forth below:

                              REDEMPTION
PERIOD                          PRICE
------                          -----
2009                           105.313%
2010                           103.542%
2011                           101.771%
2012 and thereafter            100.000%

                  In addition, at any time and from time to time prior to July 15, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 110.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that there is a Public Market at the time of such Redemption; provided further, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; provided further, that each such redemption occurs within 75 days of the date of closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  A Payor will be entitled to redeem all but not part of the Securities if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law") the Payor is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must become effective on or after the date of the Offering Memorandum. Further, the Payor must deliver to the Trustee at least 30 days before the applicable redemption date an Opinion of Counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the Holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the Security plus accrued and unpaid interest thereon, if any to the applicable redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

6.       Repurchase Provisions

                  (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Section 4.1 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to secure the Securities, or to add additional covenants of the Company, or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for issuance of Exchange Securities, or to provide for the issuance of Additional Notes.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under
Section 4.1 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through 3.17 inclusive of the

Indenture (in each case, other than a failure to purchase Securities, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with Section 4.1, which failure shall constitute an Event of Default under clause (iii) above); (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness: (a) at the final maturity of such Indebtedness if such maturity is not earlier extended in accordance with the terms of such Indebtedness ("final payment default") or (b) resulting in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a final payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                              NCL Corporation Ltd.
                           7665 Corporate Center Drive
                              Miami, Florida 33126
                           Attention: Lamarr B. Cooler

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              _____________________________________________________
              (Print or type assignee's name, address and zip code)

                  _____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
_______________________________________________________________________________
Date:____________________                    Your Signature:___________________

Signature Guarantee:___________________________________________________________
                         (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

         In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

         1[ ]     acquired for the undersigned's own account, without transfer;
                  or

         2[ ]     transferred to the Company; or

         3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

         4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

         6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C of the Indenture); or

         7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                             _______________________________
                                             Signature

Signature Guarantee:

______________________________               _______________________________
(Signature must be guaranteed)               Signature
____________________________________________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

__________________
Dated:

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of          Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of           Principal Amount of      Principal Amount of        following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
--------         --------------------     --------------------     --------------------     --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check either box:

                                 [ ]      [ ]
                                 3.7      3.9

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):
$

Date: __________ Your Signature _______________________________________________
      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: __________________________________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT B

                        [FORM OF FACE OF REGISTERED NOTE]

                       [Depository Legend, if applicable]

No.[__]                                      Principal Amount $[___________]
                                                       CUSIP NO.________

                              NCL CORPORATION LTD.

                          10-5/8% Senior Notes due 2014

         NCL Corporation Ltd., a Bermuda corporation, promises to pay to [__________], or registered assigns, the principal sum of [_______________] Dollars, on July 15, 2014.

                  Interest Payment Dates:  January 15 and July 15

                  Record Dates:  January 1 and July 1

                  Additional provisions of this Security are set forth on the other side of this Security.

Date: July 15, 2004

                                             NCL CORPORATION LTD.

                                             By:________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

JPMORGAN CHASE BANK
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By________________________________
         Authorized Officer

                    [FORM OF REVERSE SIDE OF REGISTERED NOTE]

                          10-5/8% Senior Notes due 2014

1.       Interest

                  NCL Corporation Ltd., a Bermuda corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually on January 15 and July 15 of each year commencing January 15, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from July 15, 2004. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of a least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, JPMorgan Chase Bank (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of July 15, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 10-5/8% Senior Notes due 2014 referred to in the Indenture. The Securities include (i) $250,000,000 aggregate principal amount of the Company's 10-5/8% Senior Notes due 2014 issued under the Indenture on July 15, 2004 (herein called "Initial Securities"), (ii) if and when issued, additional 10-5/8% Senior Notes due 2014 of the Company that may be issued from time to time under the Indenture subsequent to July 15, 2004 (herein called "Additional Securities") and (iii) if and when issued, the Company's 10-5/8% Senior Notes due 2014 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in the Registration Rights Agreement. The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture. This Indenture imposes certain limitations on, among other things, the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Subsidiaries, certain sale/leaseback transactions involving the Company or any Restricted Subsidiary, the issuance or sale of Capital Stock of Subsidiaries, the incurrence of certain liens, certain payment guarantees, the business activities and investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

5.       Redemption

                  Except as set forth below, the Securities will not be redeemable at the option of the Company prior to July 15, 2009. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  If redeemed during the twelve-month period commencing on July 15 of the years set forth below:

                              REDEMPTION
PERIOD                          PRICE
------                          -----
2009                           105.313%
2010                           103.542%
2011                           101.771%
2012 and thereafter            100.000%

                  In addition, at any time and from time to time prior to July 15, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company at a redemption price (expressed as a percentage of principal amount) of 110.625% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that there is a Public Market at the time of such Redemption; provided further, that at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; provided further, that each such redemption occurs within 75 days of the date of closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                  A Payor will be entitled to redeem all but not part of the Securities if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a "Change in Tax Law") the Payor is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities, and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must become effective on or after the date of the Offering Memorandum. Further, the Payor must deliver to the Trustee at least 30 days before the applicable redemption date an Opinion of Counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law. The Payor must also provide the Holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the Security plus accrued and unpaid interest thereon, if any to the applicable redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

6.       Repurchase Provisions

                  (a) Upon a Change of Control any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7(b) of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before the mailing of a notice of Securities to be redeemed and ending on the date of such mailing or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.       Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Section 4.1 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to secure the Securities, or to add additional covenants of the Company, or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for issuance of Exchange Securities, or to provide for the issuance of Additional Notes.

12.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest or additional interest when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under
Section 4.1 of the Indenture; (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through 3.17 inclusive of the

Indenture (in each case, other than a failure to purchase Securities, which failure shall constitute an Event of Default under clause (ii) above and other than a failure to comply with Section 4.1, which failure shall constitute an Event of Default under clause (iii) above); (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness: (a) at the final maturity of such Indebtedness if such maturity is not earlier extended in accordance with the terms of such Indebtedness ("final payment default") or (b) resulting in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision") and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a final payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $15.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.      Governing Law

                  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                              NCL Corporation Ltd.
                           7665 Corporate Center Drive
                              Miami, Florida 33126
                           Attention: Lamarr B.Cooler

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to
              _____________________________________________________
              (Print or type assignee's name, address and zip code)
                  ____________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date: _______________ Your Signature __________________________________________

Signature Guarantee: __________________________________________________________
                         (Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of          Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of           Principal Amount of      Principal Amount of        following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
--------         --------------------     --------------------     --------------------     --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check either box:

                                    [ ]  [ ]
                                    3.7  3.9

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _______________ Your Signature: _________________________________________
      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: __________________________________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C

      [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO
                      INSTITUTIONAL ACCREDITED INVESTORS].

                                                    [Date]

NCL Corporation Ltd.
c/o JPMorgan Chase Bank
Institutional Trust Services
New York Plaza, 15th Floor
New York, N.Y. 10004

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $_________ principal amount of the 10-5/8% Senior Notes due 2014 (the "Securities") of NCL Corporation Ltd. (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                          TRANSFEREE:________________________

                                          BY:________________________________

                                                                       EXHIBIT D

       [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S]

                                                          [Date]

NCL Corporation Ltd.
c/o JPMorgan Chase Bank
Institutional Trust Services
New York Plaza, 15th Floor
New York, N.Y. 10004

         Re:    NCL Corporation Ltd.
                10-5/8% Senior Notes due 2014 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (a) the offer of the Securities was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                        Authorized Signature

                                      D-2